UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2017

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 Terry Avenue North, Seattle, Washington 98109-5210 (Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On June 15, 2017, Amazon.com, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Whole Foods Market, Inc., a Texas corporation (“Whole Foods Market”), the Company, and Walnut Merger Sub, Inc., a Texas corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Whole Foods Market (the “Merger”), with Whole Foods Market continuing as the surviving company in the Merger.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, no par value, of Whole Foods Market (“Whole Foods Market Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than Whole Foods Market Shares owned by the Company, Merger Sub, Whole Foods Market, or any of their respective direct or indirect wholly-owned subsidiaries, in each case, not held on behalf of third parties and Whole Foods Market Shares owned by shareholders who have exercised their rights as dissenting owners under Texas law) will be converted into the right to receive $42.00 per Whole Foods Market Share in cash, without interest.

The Merger Agreement contains customary representations and warranties of Whole Foods Market and the Company relating to their respective businesses, in each case generally subject to materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Whole Foods Market, including covenants relating to conducting its business in the ordinary course consistent with past practice and refraining from taking certain actions without the Company’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions, and covenants requiring Whole Foods Market’s board of directors, subject to certain exceptions, to recommend that Whole Foods Market’s shareholders approve the Merger Agreement. Prior to the approval of the Merger Agreement by Whole Foods Market’s shareholders, Whole Foods Market’s board of directors may withdraw, qualify, or modify its recommendation that Whole Foods Market’s shareholders approve the Merger Agreement or approve, recommend, or otherwise declare advisable any Superior Proposal (as defined in the Merger Agreement) subject to complying with notice and other specified conditions.

Whole Foods Market and the Company have agreed to use their respective reasonable best efforts, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable and obtain any required regulatory approvals. The Company is not required to take any action or to agree to any restriction or condition with respect to any asset, operation, business, or the conduct of business of the Company, Whole Foods Market, or their respective subsidiaries, other than divestitures of certain Whole Foods Market assets.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the approval of the Merger Agreement by the requisite vote of Whole Foods Market’s shareholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Competition Act (Canada) clearance. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The transaction is not conditioned on the Company’s receipt of financing.

The Merger Agreement also provides for certain mutual termination rights of the Company and Whole Foods Market, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by February 15, 2018 (the “Outside Date”), provided that the Outside Date may be extended one time for a period of 90 days under certain circumstances. Either party may also terminate the Merger Agreement if the Whole Foods Market shareholder approval has not been obtained at a duly convened meeting of Whole Foods Market shareholders or an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger becomes final and non-appealable. In addition, the Company may terminate the Merger Agreement if the Whole Foods Market board of directors changes its recommendation of the Merger prior to the Whole Foods Market shareholder approval having been obtained.

Whole Foods Market will be obligated to pay a fee equal to $400 million (the “Termination Fee”) if the Merger Agreement is terminated (i) by the Company because the Whole Foods Market board of directors has changed its recommendation of the Merger prior to the Whole Foods Market shareholder approval having been obtained, or (ii) by Whole Foods Market if, prior to the time the Whole Foods Market shareholder approval is obtained, Whole Foods Market enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement) that provides for a Superior Proposal. Whole Foods Market will also be required to pay the Termination Fee in certain other circumstances if the Merger Agreement is terminated and Whole Foods Market or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Whole Foods Market, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financing of the Merger

The Company expects to finance the Merger with debt financing, which could include senior unsecured notes issued in capital markets transactions, term loans, bridge loans, or any combination thereof, together with cash on hand. In connection with entering into the Merger Agreement, the Company has entered into a commitment letter (the “Commitment Letter”), dated as of June 15, 2017, with Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America, N.A. (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $13.7 billion (the “Bridge Facility”), to fund the consideration for the Merger. Bridge Facility availability is subject to reduction in equivalent amounts upon any incurrence by the Company of term loans and/or the issuance of notes in a public offering or private placement prior to the consummation of the Merger and upon other specified events, subject to certain exceptions set forth in the Commitment Letter. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the Merger in accordance with the Merger Agreement.

The foregoing description of the Commitment Letter and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS.

The Company’s statements related to the proposed merger with Whole Foods Market contain forward-looking statements, including statements regarding expected benefits of the merger, the timing of the transaction, and financing of the transaction. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: Whole Foods Market shareholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; long-term financing may not be available on favorable terms, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; the Company may assume unexpected risks and liabilities; completing the merger may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update the information in the communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ITEM 7.01. REGULATION FD DISCLOSURE.

On June 16, 2017, the Company and Whole Foods Market issued a joint press release announcing they had entered into the Merger Agreement. A copy of such joint press release is furnished herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2017, among Amazon.com, Inc., Walnut Merger Sub, Inc., and Whole Foods Market, Inc.*

10.1	Commitment Letter, dated as of June 15, 2017, by and among Amazon.com, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America, N.A.

99.1	Press Release dated June 16, 2017, jointly issued by Amazon.com, Inc. and Whole Foods Market, Inc.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Shelley L. Reynolds
Shelley L. Reynolds
Vice President, Worldwide Controller

Dated: June 16, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2017, among Amazon.com, Inc., Walnut Merger Sub, Inc., and Whole Foods Market, Inc.*

10.1	Commitment Letter, dated as of June 15, 2017, by and among Amazon.com, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America, N.A.

99.1	Press Release dated June 16, 2017, jointly issued by Amazon.com, Inc. and Whole Foods Market, Inc.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.